                                                                      Exhibit 99

                                                                        CDN GAAP

                              COGNOS INCORPORATED

                       CONSOLIDATED STATEMENTS OF INCOME

                   (US$000s except share amounts, CDN GAAP)
                                  (Unaudited)

                                                                Three months ended               Nine months ended
                                                                   November 30,                     November 30,
----------------------------------------------------------------------------------------------------------------------
                                                                2000            1999             2000            1999
----------------------------------------------------------------------------------------------------------------------
Revenue
   Product license                                           $ 64,832         $51,483         $183,050        $134,841
   Product support                                             37,635          29,707          106,610          85,473
   Services                                                    22,171          16,563           61,889          47,212
-----------------------------------------------------------------------------------------------------------------------
Total revenue                                                 124,638          97,753          351,549         267,526
-----------------------------------------------------------------------------------------------------------------------

Operating expenses
   Cost of product license                                      1,925           1,456            5,367           3,511
   Cost of product support                                      4,551           3,608           12,896          10,039
   Selling, general, and administrative                        83,109          63,183          235,005         172,924
   Research and development                                    16,854          13,574           49,215          38,616
   Investment tax credits                                      (2,765)         (2,177)          (5,400)         (4,507)
-----------------------------------------------------------------------------------------------------------------------
Total operating expenses                                      103,674          79,644          297,083         220,583
-----------------------------------------------------------------------------------------------------------------------

Operating income                                               20,964          18,109           54,466          46,943
Interest expense                                                 (230)           (148)            (540)           (481)
Interest income                                                 3,355           1,784            9,034           5,189
-----------------------------------------------------------------------------------------------------------------------

Income before taxes                                            24,089          19,745           62,960          51,651
Income tax provision                                            8,697           6,963           21,210          17,305
-----------------------------------------------------------------------------------------------------------------------

Net income                                                    $15,392         $12,782         $ 41,750        $ 34,346
=======================================================================================================================

Net income per share
   Basic                                                        $0.17           $0.15            $0.48           $0.40
=======================================================================================================================

   Fully diluted                                                $0.17           $0.15            $0.47           $0.40
=======================================================================================================================

Weighted average number of shares (000s)
   Basic                                                       88,249          85,262           87,647          85,970
=======================================================================================================================

   Fully diluted                                               93,815          92,546           92,068          91,468
=======================================================================================================================

                                                                      Exhibit 99

                                                                        CDN GAAP

                              COGNOS INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                              (US$000s, CDN GAAP)

                                                                             November 30,         February 29,
                                                                                    2000                 2000
--------------------------------------------------------------------------------------------------------------
Assets                                                                        (Unaudited)

Current assets
  Cash and cash equivalents                                                     $ 89,854             $132,435
  Short-term investments                                                         116,534               64,284
  Accounts receivable                                                            129,330              107,823
  Inventories                                                                        820                  806
  Prepaid expenses                                                                 9,518                7,840
--------------------------------------------------------------------------------------------------------------
                                                                                 346,056              313,188
Fixed assets                                                                      71,465               44,835
Other assets                                                                      53,437               40,158
--------------------------------------------------------------------------------------------------------------
                                                                                $470,958             $398,181
==============================================================================================================

Liabilities

Current liabilities
  Accounts payable                                                             $  24,741            $  22,908
  Accrued charges                                                                 24,456               17,540
  Salaries, commissions, and related items                                        24,650               24,024
  Income taxes payable                                                             6,783                3,548
  Current portion of long-term debt                                                   36                2,176
  Deferred revenue                                                                74,030               76,537
--------------------------------------------------------------------------------------------------------------
                                                                                 154,696              146,733
Long-term liabilities                                                              4,348                2,699
Deferred income taxes                                                             22,969               21,730
--------------------------------------------------------------------------------------------------------------
                                                                                 182,013              171,162
--------------------------------------------------------------------------------------------------------------

Stockholders' Equity

Capital stock
  Common shares           (November 30, 2000 - 88,485,818;
                           February 29, 2000 - 86,657,578)                       133,298              106,936
Retained earnings                                                                166,091              126,316
Other accumulated comprehensive items                                            (10,444)              (6,233)
--------------------------------------------------------------------------------------------------------------
                                                                                 288,945              227,019
--------------------------------------------------------------------------------------------------------------
                                                                                $470,958             $398,181
==============================================================================================================

                                                                      Exhibit 99

                                                                        CDN GAAP

                              COGNOS INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (US$000s, CDN GAAP)
                                  (Unaudited)

                                                                                               Nine months ended
                                                                                                  November 30,
                                                                                           -------------------------
                                                                                              2000            1999
                                                                                           ---------      ----------
Cash provided by (used in) operating activities
   Net income                                                                               $ 41,750        $ 34,346
   Non-cash items
     Depreciation and amortization                                                            23,119          19,085
     Deferred income taxes                                                                       178             (55)
     Loss on disposal of fixed assets                                                            215             100
                                                                                           ---------      ----------
                                                                                              65,262          53,476
   Change in non-cash working capital
     Increase in accounts receivable                                                         (25,579)        (11,600)
     Increase in inventory                                                                       (58)            (64)
     Decrease (increase) in prepaid expenses                                                  (2,297)            425
     Increase (decrease) in accounts payable                                                   3,131          (1,990)
     Increase in accrued charges                                                               5,993             221
     Increase (decrease) in salaries, commissions, and related items                           1,736          (3,995)
     Increase (decrease) in income taxes payable                                               3,607            (924)
     Increase in deferred revenue                                                                 71           4,557
                                                                                           ---------      ----------
                                                                                              51,866          40,106
                                                                                           ---------      ----------
Cash provided by (used in) investing activities
   Additions to fixed assets                                                                 (42,998)        (19,180)
   Maturity of short-term investments                                                        139,069         132,394
   Purchase of short-term investments                                                       (193,207)       (140,506)
   Acquisition costs                                                                         (11,260)         (2,562)
   Proceeds from the sale of fixed assets                                                          -               -
                                                                                           ---------      ----------
                                                                                            (108,396)        (29,854)
                                                                                           ---------      ----------
Cash provided by (used in) financing activities
   Issue of common shares (net)                                                               20,014           4,883
   Repurchase of shares                                                                       (2,041)        (26,014)
   Repayment of long-term debt                                                                (1,757)           (483)
   Long-term payments                                                                           (657)             67
                                                                                           ---------      ----------
                                                                                              15,559         (21,547)
                                                                                           ---------      ----------
Effect of exchange rate changes on cash                                                       (1,610)          1,474
                                                                                           ---------      ----------
Net decrease in cash and cash equivalents                                                    (42,581)         (9,821)

Cash and cash equivalents, beginning of period                                               132,435          93,617
                                                                                           ---------      ----------
Cash and cash equivalents, end of period                                                      89,854          83,796
Short-term investments, end of period                                                        116,534          64,488
                                                                                           ---------      ----------
Cash, cash equivalents, and short-term investments, end of period                           $206,388        $148,284
                                                                                           =========      ==========